Exhibit 10.21

MASTER SUPPLY AGREEMENT

This MASTER SUPPLY AGREEMENT (“Agreement”), made effective as of December 21, 2018 (the “Effective Date”), is between Beyond Meat, Inc. (“Beyond Meat”) with principal offices at 1325 East El Segundo Blvd., El Segundo, CA 90245 and PURIS Proteins, LLC (“Supplier” or “PURIS”) with principal offices at 811 Glenwood Ave., Ste. 230, Minneapolis, MN 55405. For purposes of this Agreement, Beyond Meat and Supplier are individually referred to as a “Party” and collectively referred to as the “Parties”.
Beyond Meat and Supplier agree as follows:

1.	TERM. This Agreement will start on the Effective Date and will remain in effect until December 31, 2021, or until earlier terminated in accordance with Section 9.

2.
PURCHASE AND SALE OF GOODS. Subject to the terms and conditions of this Agreement, Supplier will produce, manufacture, process, qualify, sell, and deliver to Beyond Meat, and Beyond Meat will buy from Supplier, the [***] modified to Beyond Meat’s specifications (the “BM Pea Product” or “Goods”) identified in a purchase order issued by Beyond Meat (“Purchase Order”). The Goods must satisfy Beyond Meat requirements for production of its products, including size, flavor, texture, smell, and taste (the “Specifications”, set forth in Exhibit B). The Parties shall mutually agree on the Specifications, which may be amended from time-to-time by written agreement. Beyond Meat shall have no obligation to purchase any Goods that do not meet the Specifications. In case of nonconformance to the Specifications, or other order requirements set forth in any Purchase Order, Supplier will consult with Beyond Meat in a commercially reasonable manner to resolve the nonconformance before producing the Goods subject to the Purchase Order. In the event of a conflict between the terms of this Agreement and the terms of any Purchase Order, the terms of this Agreement will control.

3.	ORDERS.

3.1.
Planning Profile. Supplier and Beyond Meat have agreed on the planning profile set forth in Exhibit A, which specifies the target minimum annual volumes ([***]%) confirmed by October 1 of the preceding year (“Planning Profile”), as may be amended from time-to-time upon the Parties’ mutual written agreement.

3.2.
Acceptance. Each Purchase Order is accepted by Supplier upon receipt unless Supplier delivers written notice pursuant to Section 15.7 to Beyond Meat of Supplier’s objection within [***] business days from the date Supplier received the Purchase Order. Beyond Meat hereby objects to any different or additional terms in Supplier’s acceptance of any Purchase Order and expressly limits Supplier’s acceptance to the terms of the Purchase Order.

3.3.
Shipping; Delivery. If Goods are picked up from Supplier by Beyond Meat, Supplier will comply with the Advanced Shipping Notice (“ASN”) process set forth by Beyond Meat. For any deliveries of Goods that are not handled in accordance with the ASN process, Beyond Meat may specify in each Purchase Order the date for delivery of Goods by Supplier. Unless otherwise agreed by the Parties, delivery of Goods will be made FCA (as such term is defined in INCOTERMS 2010) Supplier’s Turtle Lake, Wisconsin facility or future Minnesota facility. The delivery date specified in a Purchase Order is the date on which the Goods subject to the Purchase Order must be available for pick up by Beyond Meat. Deliveries of Goods may not occur earlier than the date specified for delivery in the Purchase Order and must comply fully with Beyond Meat’s ASN. Supplier shall package Goods in 20 kilogram bags palletized and

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

ready to ship in full truckload (“FTL”) quantities from Supplier’s Turtle Lake, Wisconsin facility, future Supplier facility in Minnesota, or other mutually agreed to delivery point.

3.4.
Beyond Meat’s Right to Cancel. Beyond Meat has an absolute right to cancel any Purchase Order for any or all Goods subject to the Purchase Order with no liability by submitting written notice of cancellation pursuant to Section 15.7, to Supplier provided the Supplier has not staged raw material at the production site, begun production or completed production of the Goods.

3.5.
Delivery Delays and Other Changes by Supplier. Supplier will immediately notify Beyond Meat in writing of any circumstance that may affect Supplier’s ability to make timely delivery of Goods or that may require other changes to a Purchase Order (a “Delay/Change Notice”). If Beyond Meat receives a Delay/Change Notice from Supplier, Beyond Meat, in its sole discretion, may: (a) direct Supplier to expedite the shipment of the Goods and Supplier will pay for all expedited freight charges; (b) expedite the shipment of the Goods and offset the expedited freight charges against amounts otherwise owed by Beyond Meat under this Agreement; (c) cancel the Purchase Order for the Goods with no liability to Beyond Meat; or (d) approve the change requested by Supplier in the Delay/Change Notice.

3.6.
Beyond Meat Change Orders. Except for Goods that have been produced or in production for Beyond Meat, Beyond Meat may at any time and without penalty submit a written change order pursuant to Section 15.7specifying changes in delivery date and quantity of Goods in any Purchase Order, provided that such changes are within the general scope of the original Purchase Order (“Change Order”). Each Change Order is accepted by Supplier upon receipt unless Supplier notifies Beyond Meat otherwise within [***] business days of receipt of the Change Order. If Supplier rejects a Change Order, Supplier will work with Beyond Meat in good faith to determine a reasonable alternative to the changes specified in the Change Order. Supplier will use commercially reasonable efforts to mitigate any costs associated with a Change Order. For Goods already produced or in production for Beyond Meat, Beyond Meat agrees to take delivery of said Goods.

3.7.
Inventory Management. Each shipment of Goods will contain the quantity of Goods specified in the relevant Purchase Order. Beyond Meat will have no obligation to accept Goods in excess of the quantity specified in the relevant Purchase Order.

3.8.
Capacity Planning. Supplier will immediately notify Beyond Meat of Supplier’s inability, or any circumstance that may affect Supplier’s ability, to supply Beyond Meat with Goods in accordance with the Planning Profile schedule.

4.	PRICING AND COSTS.

4.1.
Pricing. The price for Goods purchased under this Agreement will be the price for such Goods set forth in Exhibit A. Any changes to the price are the responsibility of Supplier, unless the change is necessitated by a Specification change requested by Beyond Meat or unless a price change is agreed upon in writing by the Parties or as set forth in Exhibit A.

5.	PAYMENTS.

5.1.	Payment Terms. Unless otherwise agreed, payment for Goods will be due within [***] calendar days net after receipt of applicable invoice or receipt of Goods by Beyond Meat, whichever is

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

later. Beyond Meat shall receive and may take a [***] percent ([***]%) discount for all invoices paid with [***] calendar days of Beyond Meat’s receipt. Supplier must submit all invoices to Beyond Meat in accordance with Beyond Meat’s invoicing instructions. Supplier may assess a late fee penalty of [***]% per month for any invoice paid more than [***] net calendar days after receipt of applicable invoice or receipt of Goods by Beyond Meat, whichever is later. Invoices must: be numbered, show the date when it was prepared, include Supplier’s business name and address, and include the Beyond Meat order number, order release number and product number/name. If the shipment documentation or shipment markings required by applicable law are not provided, Beyond Meat reserves the right, without liability, to cancel the Purchase Order by notice effective when received by Supplier, as to any or all Goods not yet shipped.

5.2.
Special Payment Terms. Notwithstanding section 5.1, Beyond Meat may prepay by January 31, 2019 all, or a portion thereof, of Beyond Meat’s anticipated purchases of Goods in calendar year 2019 (as detailed in Exhibit A), and receive a $[***]/lb. reduction in the Goods price (from $[***]/lb. to $[***]/lb.) for those Goods purchased by January 31, 2019. The [***] percent ([***]%) discount on invoices shall not apply to the foregoing prepayment.

5.3.
Title to Goods and Risk of Loss. Unless otherwise expressly provided in this Agreement or a Purchase Order, title to and risk of loss of Goods will pass to Beyond Meat only at the time of receipt of the Goods by Beyond Meat or its designated freight forwarder. Supplier represents and warrants that it is the lawful owner of the Goods sold under this Agreement and will convey title to the Goods to Beyond Meat free of all claims, liens, encumbrances, security interests or rights of any third party.

6.	QUALITY ASSURANCE; NON-CONFORMING GOODS.
(a)Supplier acknowledges Beyond Meat’s pursuit of industry leading quality and agrees to fully comply with Beyond Meat’s quality assurance requirements. Defect reduction goals will be agreed upon by the parties and then tracked by Supplier and communicated to Beyond Meat on a monthly basis.

(b)Upon delivery of the Goods to Beyond Meat, Supplier shall be relieved of all liability or responsibility for the accepted Goods, unless within [***] business days Beyond Meat provides written notice to Supplier, pursuant to Section 15.7, that the Goods do not meet Specifications or are otherwise nonconforming due to: (1) violation of Federal Food, Drug and Cosmetic Act, or other applicable law; or (2) are defective (together “Nonconforming Goods”). Supplier and Beyond Meat agree that Eurofins shall serve as the third party lab which will determine if the Product is considered Nonconforming Goods.

(c) For the avoidance of doubt and notwithstanding anything contained in this Agreement to the contrary:
If Beyond Meat does not provide Supplier with notice of Nonconforming Goods within [***] business days of delivery, it shall be presumed that the Goods conformed to the Specifications set forth in Exhibit A and are otherwise not defective. In the event of a dispute arises between Supplier and Beyond Meat in which Beyond Meat did not provide written notice of Nonconforming Goods within [***] business days to Supplier, it shall be presumed that the Goods met specifications at delivery; Beyond Meat may rebut such presumption but shall bear the burden of proof to do so.
(d) If the Nonconforming Goods have been incorporated into the production of Beyond Meat’s products, Beyond Meat agrees that Supplier’s liability under this section is limited to the replacement of the specific lot of Goods found by the third party lab to be nonconforming, and the cost of the ingredients incorporated

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

with that portion of Goods that is found by the third party lab to be nonconforming and any associated freight costs.

7.	WARRANTY.

7.1.
Express Warranty. Supplier warrants that the Goods will: (a) conform to the Specifications, ; (b) be merchantable and free of defects in workmanship and material; (c) perform as specified in the Purchase Order; (d) be fit and sufficient for their intended purpose as food grade pea protein isolate; and (e) be produced and manufactured from unused materials. These warranties are in addition to all other warranties specified in this Agreement or implied by law, and will survive termination of this Agreement, and inspection, delivery and/or acceptance of, and payment by Beyond Meat for, the Goods.

7.2.
Warranty Costs. Supplier will pay the Warranty Costs for any Goods that fail to meet the warranties set forth in Section 7.1 during the Warranty Period. “Warranty Costs” are limited to the replacement of the defective Goods and the labor costs associated with any replacement. At the end of each calendar quarter, Beyond Meat will provide Supplier with: (a) a statement of the total Warranty Costs incurred during that quarter; and (b) an invoice for the Warranty Costs reflected on the quarterly statement. Within [***] days of Supplier’s receipt of Beyond Meat’ invoice, Supplier will pay Beyond Meat by wire transfer the amount stated on the invoice. Supplier may not delay payment of any quarterly invoice beyond such [***] day period, except that Supplier may withhold payment of that portion of the quarterly invoice relating to any warranty claim that Supplier has rejected and specifically identified in writing to Beyond Meat (“Challenged Claims”). Supplier’s right to notify Beyond Meat of any Challenged Claims, and to request further information with respect to any Challenged Claims, must be exercised within the [***] day period following receipt of Beyond Meat’s invoice. If Supplier fails to timely pay any unchallenged Warranty Costs, Beyond Meat will be entitled to offset any of its liabilities to Supplier by the amount of such unchallenged Warranty Costs. Supplier and Beyond Meat agree to use their best efforts to promptly resolve all Challenged Claims and, when resolved, Supplier will immediately reimburse Beyond Meat for the agreed upon amount. Supplier and Beyond Meat each acknowledge the benefit of reducing Warranty Costs and agree to jointly investigate, analyze and develop strategies that will result in the reduction of Warranty Costs during the term of this Agreement.

8.
INSURANCE. Supplier will carry and maintain Worker’s Compensation insurance in statutory amounts. Supplier will carry and maintain Commercial General Liability insurance endorsed to include products and completed operations in a minimum amount of $[***] combined single limit. A certificate evidencing such policies (except Worker’s Compensation) will specifically state that Beyond Meat, Inc. and its affiliates are named as additional insureds but only with respect to liability arising from the sale, manufacturing, operation, handling or other activity involving the Goods. Within [***] days following execution of this Agreement, and upon request by Beyond Meat from time-to-time during the term of this Agreement, Supplier will furnish to Beyond Meat a certificate of insurance evidencing such coverage. Each certificate will provide that it may not be cancelled or changed without at least [***] days prior written notice to Beyond Meat.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

9.	TERMINATION and CONTINUITY OF SUPPLY.

9.1.
Termination Due To Breach. Without prejudice and in addition to all other lawful rights and remedies, each Party shall have the right to terminate this Agreement upon written notice to the other Party if such other Party materially breaches any of its representations, warranties, covenants or obligations set forth in this Agreement, and such failure has not been cured within [***] days of receiving written notice from the non-defaulting Party reasonably describing such breach.

9.2.
Bankruptcy. If Supplier ceases to conduct its operations in the normal course of business, or is unable to meet its obligations as they mature, or if any proceeding under the bankruptcy or insolvency laws of any jurisdiction is brought by or against Supplier, or if a receiver for Supplier is appointed or applied for, or if an assignment for the benefit of creditors is made by Supplier, Beyond Meat may terminate this Agreement or any Purchase Order without liability, except that Beyond Meat will be responsible for honoring deliveries of Goods received from Supplier.

9.3.
Effect of Termination. Unless otherwise directed by Beyond Meat in accordance with Section 9.4, upon termination of this Agreement, Supplier will cease work and deliver to Beyond Meat all completed Goods and Beyond Meat will pay Supplier the following: (a) the price provided in any Purchase Order for all Goods which have been completed prior to the date of notice of termination and which are accepted by Beyond Meat and (b) to the extent commercially reasonable, the actual documented expenditures on the uncompleted portion of the Goods described in any Purchase Order, including cancellation charges paid by Supplier on account of commitments made under this Agreement or any Purchase Order if the termination by Beyond Meat is without cause.

10.	INDEMNITY:

10.1.
Supplier will defend at its own expense, indemnify and hold harmless Beyond Meat, its successors and assigns, from and against any and all liability, claims, demands, actions, suits, losses, damages, costs and expenses of any kind (including, but not limited to, reasonable attorneys’ fees and costs and the costs of any recall campaigns) arising from or related to: (a) Supplier’s breach of this Agreement, however, if such claim arises under or is related to non-conformance of Specifications, including any recall campaign, then Supplier shall only indemnify and hold harmless Beyond Meat if the terms of Section 6 have been met ; (b) any violation or claimed violation of a third party’s rights resulting in whole or in part from Beyond Meat’s use of the Goods; or (c) any defect in the Goods. Beyond Meat will be entitled to offset any of its liabilities to Supplier by the amount of such damages, costs, fees and expenses to the limits specified in section 7.2. Supplier acknowledges that, consistent with Supplier’s duty to defend Beyond Meat under this Section 10, Beyond Meat is entitled to separate counsel of its choice to avoid any actual or potential conflict of interest.

10.2.
Beyond Meat shall indemnify, defend and hold PURIS and PURIS’s officers, directors, employees, agents and other representatives harmless in connection with any losses, costs, damages, liabilities and expenses (including attorney’s fees) resulting from actions, claims or proceedings arising from any action due to Beyond Meat’s negligence with respect to the Goods that are the subject of this Agreement.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.	INTELLECTUAL PROPERTY.

11.1.
Infringement. In case any Good, or any part of a Good, is held by a court of competent jurisdiction to constitute infringement and the manufacture, use, sale, offer for sale, import, copying, modification, or distribution of the Good, or any part thereof, is enjoined, and Supplier becomes aware of potential infringement then Supplier, at its own expense and with Beyond Meat’s prior written approval, will: (a) procure for Beyond Meat the right to continue using the Good, or any part thereof, (b) replace or modify the Good so it is non-infringing, or (c) substitute for the Good a suitable, substantially equal non-infringing product, and if such substantially equal but non-infringing product is not available, then Supplier will reimburse Beyond Meat for the cost of the Good, and all consequential and incidental damages associated therewith.

11.2.
Consent to Use Supplier Trademarks. Supplier hereby grants to Beyond Meat consent to use Supplier’s trademarks and logos for the limited purpose of promoting, at its sole discretion (provided that Beyond Meat agrees to comply with Supplier’s brand “PURIS” and its trademark usage guidelines, and protect against disparagement of the brand), the inclusion of the Goods within Beyond Meat’s product lineup.

12.
COMPLIANCE WITH LAWS; EXPORT REQUIREMENTS. Supplier’s business is and will be conducted in compliance with all applicable laws, rules and regulations of Supplier’s jurisdiction. All Goods sold by Supplier to Beyond Meat will comply with all applicable laws, rules and regulations governing the Goods. Supplier agrees to comply with the U.S. Foreign Corrupt Practices Act and any other applicable anti-bribery laws. Supplier agrees to ensure that any Goods sold to Beyond Meat, together with their containers, having a country of origin other than the United States of America will be properly marked to show the proper country of origin. Without limiting the generality of the foregoing, Supplier agrees to follow Beyond Meat’s commercially reasonable requirements regarding import/export compliance. Supplier agrees to provide Beyond Meat with a certificate affirming compliance with applicable laws upon Beyond Meat’s request.

13.
CONFIDENTIAL INFORMATION. The Parties acknowledge entry into and continuing obligations under that certain Confidentiality Agreement dated Sept. 17, 2018, which is incorporated in this Agreement by reference. In addition, all information, including but not limited to, trade secrets, specifications, blueprints, documentary technical know-how, instructions, formulas, specifications, designs, production schedules and volumes, product plans, business plans, manufacturing procedures and processes heretofore or hereafter supplied to Supplier by Beyond Meat under this Agreement, or in connection with any Purchase Order (“Confidential Information”): (a) will be treated by Supplier as confidential, proprietary information of Beyond Meat and will not be used for itself or others for any commercial or other purpose or disclosed or shown to others by Supplier; (b) unless otherwise agreed to by Beyond Meat in writing, will be returned to Beyond Meat upon completion of production or processing of Goods pursuant to this Agreement, or any Purchase Order, or earlier, upon demand by Beyond Meat; and (c) will not be used by Supplier, its agents, representatives and employees for any purpose except in connection with the work to be done by Supplier for Beyond Meat pursuant to this Agreement, or any Purchase Order. With the exception of trade secrets, Supplier’s obligations with respect to Confidential Information shall remain in effect for three years after termination of this agreement by either party. Supplier’s obligation to treat trade secrets as Confidential Information shall survive in perpetuity until such trade secrets become publicly available through no act or failure to act on the part of Supplier. The title to any Confidential Information provided or disclosed to Supplier by Beyond Meat will be vested in Beyond Meat.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

14.
NON-SOLICITATION. Neither Party will solicit or hire, either directly or indirectly, individuals employed by the other Party to work for or provide services to such Party as an employee, consultant or otherwise without the prior written consent of the other Party.

15.	GENERAL PROVISIONS.

15.1.
Force Majeure. Supplier will not be liable to Beyond Meat for damages resulting from delays in delivery or failure to manufacture due to causes which are not reasonably foreseeable and which are beyond Supplier’s reasonable control, such as acts of God, war, fire, earthquake, tornado, explosion, governmental expropriation, and governmental law or regulation, or crop failures; provided, however, that such delay or failure is not due to the fault or negligence, in whole or in part, of Supplier, its vendors, contractors, suppliers or agents. To rely on this Section 15.1, Supplier must promptly provide Beyond Meat with a written notice that expressly references this Section 15.1 and identifies the nature and estimated duration of any suspension in Supplier’s performance.

15.2.
Supplier Manuals. Supplier hereby acknowledges that it has access to review Beyond Meat’s supplier manuals (“Supplier Manuals”). The Supplier Manual may be revised from time to time by Beyond Meat and is incorporated in this Agreement by reference. Any reference to the Supplier Manual in this Agreement means the Supplier Manual in effect as of the relevant determination date.

15.3.
Relationship of the Parties. Supplier and Beyond Meat understand and acknowledge that: (a) each will perform its duties under this Agreement as the other’s independent contractor and (b) this Agreement does not create a joint venture, partnership, employment or agency relationship between Supplier and Beyond Meat.

15.4.
No Assignment. Supplier will not, without Beyond Meat’s prior written approval, delegate any duties, nor assign or transfer any rights or claims under this Agreement or any Purchase Order (whether voluntarily, involuntarily or by operation of law), nor, absent such consent, will Supplier sublet or subcontract any or all of the performance of work called for hereunder. Any such attempted delegation or assignment will be void. All claims for monies due or to become due from Beyond Meat will be subject to deduction by Beyond Meat for any setoff or counterclaim arising out of this Agreement, whether such setoff or counterclaim arose before or after any such attempted delegation or assignment by Supplier.

15.5.
No Waiver. No delay or omission by either Party hereto to exercise any right or power occurring upon any noncompliance or default by the other Party with respect to any of the terms of this Agreement or Purchase Order will impair any such right or power or be construed to be a waiver thereof. A waiver by either Party of any of the covenants, conditions, or agreements to be performed by the other Party will not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement.

15.6.
Remedies. Unless stated otherwise, all remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity, or otherwise.

15.7.	Notices. All notices and other communications which are required or may be given under this Agreement will be (a) in writing; (b) addressed to the Beyond Meat as set forth below and to

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Supplier as set forth on the signature page, unless a party notifies the other Party of a change of address (in which case the latest noticed address will be used); and (c) deemed to have been duly given: (i) upon delivery if hand-delivered; (ii) upon delivery if sent by recognized overnight courier; (iii) three (3) business days after deposit in the United States Mail, certified mail, return receipt requested; or (iv) upon delivery and confirmed receipt if sent by electronic mail.

If to Beyond Meat:	Beyond Meat, Inc.
1325 East El Segundo Blvd.
El Segundo, CA 90245
Attn: VP Supply
gmoffat@beyondmeat.com

15.8.
Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws. The parties agree that the United Nations Convention on the International Sale of Goods will not govern or apply to the interpretation of this Agreement. Each of the Parties hereto consents to the exclusive jurisdiction and venue of the courts in the County of New York (Manhattan), New York.

15.9.
Authority to Sign. Each Party represents, warrants and covenants that it has full and complete authority and authorization to execute and effect this Agreement and to take or cause to be taken all acts contemplated by this Agreement and that the person signing this Agreement on behalf of such Party has the full power and authority to bind such Party to the terms of this Agreement. The only authorized agents for Beyond Meat in connection with issuing a Purchase Order under this Agreement are Beyond Meat purchasing agents. The authorized agents for Beyond Meat for executing this Agreement are management members of Beyond Meat (VP and above).

15.10.
Construction. This Agreement has been carefully read, the contents are known and understood, and it is freely signed by the Parties. The Agreement will not be construed against the Party responsible for drafting any provision alleged to be ambiguous or uncertain.

15.11.
Survival. The provisions of Sections 7, 8, 9, 9.4, 10, 11, 13 and 15, and all associated definitions and exhibits, will survive the termination of this Agreement, along with any provisions that by their nature are intended to survive the termination of this Agreement.

15.12.	Amendments. None of the provisions of this Agreement may be changed or waived, except by an instrument in writing signed by the party to be charged thereby.

15.13.
Entire Agreement. This Agreement represents the entire understanding between the Parties with respect to the subject matter of this Agreement and supersedes all previous oral or written agreements with respect to the subject matter of this Agreement, except for the Confidentiality Agreement (dated Sept. 17, 2018). The Parties’ Letter of Intent dated October 1, 2018, is hereby voided.

[Signature page follows]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

IN WITNESS WHEREOF, the Parties have executed this Master Supply Agreement as of the Effective Date.

BEYOND MEAT, INC.
By: /s/ Stephanie Pullings Hart
Name: Stephanie Pullings Hart
Title: Sr Vice President Operations

PURIS PROTEINS, LLC (SUPPLIER)
By: /s/ Jon Getzinler
Name: Jon Getzinler
Title: CMO

Supplier’s address for notices:

PURIS Proteins, LLC
811 Glenwood Ave Suite 230
Minneapolis MN 55405

Attn: Jon Getzinger, CMO
jgetzinger@purisfoods.com

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

EXHIBIT A

Planning Profile. Supplier agrees to supply and sell to Beyond Meat and Beyond Meat agrees to purchase the Goods within the Specifications at the following cost and target minimum volumes ([***]%) confirmed by October 1 of the preceding year.

Contract Period	Contract Volume and Price (FCA PURIS Facility)

2019	[***]
2020	[***]
2021	[***] or the Blended Percentage (as defined below)

For calendar year 2021, Beyond Meat will choose to take either the minimum volume or an amount equivalent to Beyond Meat’s qualified and achieved percentage of Goods combined with all other non-PURIS pea protein to produce its products (the “Blended Percentage”). For example, if Beyond Meat qualifies and achieves [***]% of the Goods combined with [***]% of all other non-PURIS pea protein for production of Beyond Meat’s pea protein based products, then the Blended Percentage shall be [***]% of Beyond Meat’s total pea protein requirements, and Beyond Meat may choose to take either the minimum volume or the Blended Percentage (in this example, [***]%) of its total pea protein requirements.

[***]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

EXHIBIT B

SPECIFICATIONS

	Range	Unit	Method
[***]	[***]	[***]	[***]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.